                                                                    Exhibit 99.2

           PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined balance sheet presents the financial position of United and Vista as of June 30, 2002, assuming that the Merger had occurred as of June 30, 2002. The following unaudited pro forma condensed combined statement of income for the six months ended June 30, 2002 presents the combined results of operations of United and Vista as if the Merger had been completed as of January 1, 2002. Pro forma net income per common share is based on an exchange ratio of 1.17 shares of United common stock applied to 75% of the outstanding shares of Vista and on aggregate cash consideration to Vista shareholders of $37,943,095, which includes cash-in-lieu.

         The unaudited pro forma condensed combined financial statements were prepared giving effect to the purchase accounting adjustments and other assumptions described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is based upon the unaudited consolidated balance sheets (excluding notes) of United and Vista as of June 30, 2002. The unaudited pro forma condensed combined statement of income is based on the unaudited consolidated statements of income (excluding notes) of United and Vista for the six months ended June 30, 2002.

         The unaudited pro forma condensed combined financial statements contain adjustments relating to the fair values of assets and liabilities acquired and transaction and integration costs. The fair value of loans, deposits and stock options of Vista as compared to their carrying values was not significant to the pro forma amounts presented. Therefore, such fair value adjustments have been omitted from the unaudited pro forma condensed combined financial statements.

         The combined company expects to achieve certain merger benefits in the form of operating expense reductions and revenue enhancements. The unaudited pro forma condensed combined statement of income does not reflect potential operating expense reductions or revenue enhancements that are expected to result from the Merger, and therefore may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of operating expense reductions or revenue enhancements.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of United and Vista. The unaudited pro forma condensed combined financial statements are presented for informational purposes only. These statements are not necessarily indicative of the combined financial position and results of operations that would have occurred if the Merger had been completed on June 30, 2002 or for the periods indicated herein or that may be attained in the future.

               PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

                                 June 30, 2002
                            (Dollars in millions)

                                                                                      Pro Forma
                                                                                     Adjustments         Pro Forma
                                                  United             Vista            (B, C & D)          Combined
                                                  ------             -----            ----------          --------
ASSETS:
Securities..................................      $  636.0            $197.5             $ 1.2 (E)        $  834.7
Loans.......................................       1,249.4             415.3                -              1,664.7
Allowance for loan losses...................          15.1               5.7                -                 20.8
                                                  --------            ------             -----            --------
   Net loans................................       1,234.3             409.6                -              1,643.9
Goodwill....................................           -                 -                79.5 (F)            79.5
Other assets................................         190.0             106.2               8.6 (G)           304.8
                                                  --------            ------             -----            --------
Total assets................................      $2,060.3            $713.3             $89.3            $2,862.9
                                                  ========            ======             =====            ========
LIABILITIES:

Demand deposits.............................      $  282.2            $ 73.2             $  -             $  355.4
Savings deposits............................         619.2             262.5                -                881.7
Time deposits...............................         541.8             264.2                -                806.0
                                                  --------            ------             -----            --------
   Total deposits...........................       1,443.2             599.9                -              2,043.1
Short-term borrowings.......................         117.7              37.3                -                155.0
Other borrowings............................         312.0               6.0              43.5 (J)           361.5
Other liabilities...........................          30.0               4.2               2.0 (K)            36.2
                                                  --------            ------             -----            --------
   Total liabilities........................       1,902.9             647.4              45.5             2,595.8

STOCKHOLDERS' EQUITY:
Common stock................................          20.3               2.7               3.2                26.2
Additional paid-in capital..................         130.5              37.3              66.5               234.3
Retained earnings...........................          32.0              24.3             (24.3)               32.0
Treasury stock..............................         (33.0)             (1.6)              1.6               (33.0)
Accumulated other comprehensive
  Income....................................           7.6               3.2              (3.2)                7.6
                                                  --------            ------             -----            --------
   Total stockholders' equity...............         157.4              65.9              43.8 (H)           267.1
                                                  --------            ------             -----            --------
Total liabilities and stockholders' equity..      $2,060.3            $713.3             $89.3            $2,862.9
                                                  ========            ======             =====            ========

          See Accompanying Notes to the Unaudited Pro Forma Condensed
                          Combined Financial Statements.

          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF INCOME
                   For the Six Months Ended June 30, 2002
                   (In millions, except per share amounts)

                                                                                          Pro Forma         Pro Forma
                                                        United            Vista          Adjustments         Combined
                                                        ------            -----          -----------         --------
INTEREST INCOME:
Interest and fees on loans..........................     $41.6             $15.6            $ -                 $57.2
Interest and dividends on securities................      17.9               5.8             (0.3) (I)           23.4
Other interest income...............................        -                0.4              -                   0.4
                                                         -----             -----            -----               -----
   Total interest income............................      59.5              21.8             (0.3)               81.0
                                                         -----             -----            -----               -----
INTEREST EXPENSE:
Interest on deposits................................      13.9               6.9              -                  20.8
Interest on short-term borrowings...................       1.0               0.5              -                   1.5
Interest on other borrowings........................       8.7               0.2              1.2  (J)           10.1
                                                         -----             -----            -----               -----
   Total interest expense...........................      23.6               7.6              1.2                32.4
                                                         -----             -----            -----               -----
Net interest income.................................      35.9              14.2             (1.5)               48.6
Provision for loan losses...........................       9.0              (0.3)             -                   8.7
                                                         -----             -----            -----               -----
Net interest income after provision for
   loan losses......................................      26.9              14.5             (1.5)               39.9
                                                         -----             -----            -----               -----

NON-INTEREST INCOME:
Trust income........................................       3.0               0.2              -                   3.2
Service charges on deposit accounts.................       2.0               1.2              -                   3.2
Other service charges, commissions and fees.........       1.8               0.5              -                   2.3
Other income........................................       4.9               1.3              -                   6.2
                                                         -----             -----            -----               -----
   Total non-interest income........................      11.7               3.2              -                  14.9
                                                         -----             -----            -----               -----

NON-INTEREST EXPENSE:
Salaries, wages and employee benefits...............      14.3               4.5              -                  18.8
Occupancy expense, net..............................       2.8               1.2              -                   4.0
Furniture and equipment expense.....................       2.1               1.2              -                   3.3
Other expenses......................................      11.1               2.1              1.6  (I)           14.8
                                                         -----             -----            -----               -----
   Total non-interest expense.......................      30.3               9.0              1.6                40.9
                                                         -----             -----            -----               -----

Income before income taxes..........................       8.3               8.7             (3.1)               13.9
Income tax expense..................................       1.2               2.6             (1.2)                2.6
                                                         -----             -----            -----               -----
Net income..........................................     $ 7.1             $ 6.1            $(1.9)              $11.3
                                                         =====             =====            =====               =====
NET INCOME PER COMMON SHARE:
Basic...............................................     $0.48             $1.14                                $0.58
Diluted.............................................     $0.48             $1.14                                $0.58

AVERAGE COMMON SHARES
  OUTSTANDING:
Basic...............................................      14.7               5.4              4.7                19.4
Diluted.............................................      14.8               5.4              4.7                19.5



          See Accompanying Notes to the Unaudited Pro Forma Condensed
                          Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE A. BASIS OF PRESENTATION

         The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheets of United and Vista as if the Merger had become effective on June 30, 2002. The pro forma condensed combined statement of income for the six months ended June 30, 2002 combines the historical unaudited condensed consolidated statements of income of United and Vista as if the Merger had become effective on January 1, 2002.

         The Merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of Vista are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of United. Applicable income tax effects of such adjustments, assuming a 40.85% effective tax rate, are included as a component of United's net deferred taxes with a corresponding offset to goodwill.

         For purposes of the pro forma condensed financial statements, estimates of the fair value of Vista's assets and liabilities as of June 30, 2002 have been combined with the recorded values of the assets and liabilities of United.

NOTE B. PURCHASE PRICE

         The aggregate purchase price is based on the exchange of 5,350,637 shares of Vista Common Stock (representing the number of Vista common shares outstanding as of June 30, 2002) for 4,695,184 shares of United Common Stock (representing 75% of 1.17 times the number of Vista common shares outstanding as of June 30, 2002) at the five-day average closing price per share of United Common Stock, which includes the two business days before and after November 20, 2001, the day on which United and Vista announced the Merger and $37,943,095, which includes cash-in-lieu (representing $7.09 times the number of Vista common shares outstanding as of June 30, 2002). Shares issuable upon the exercise of Vista's stock options are not included in the number of outstanding shares on the assumption that all options will become equivalent options to purchase United Common Stock.

         The total consideration to Vista shareholders in connection with the Merger is calculated as follows:


Common shares outstanding of Vista on June 30, 2002 (in thousands)........................................   5,350.6
Percentage to be exchanged for United Common Stock........................................................        75%
                                                                                                             -------
Vista common shares to be exchanged for United Common Stock (in thousands)................................   4,013.0
Exchange ratio............................................................................................      1.17
                                                                                                             -------
         United Common Stock to be issued (in thousands)..................................................   4,695.2
Market price per share of United Common Stock ............................................................    $23.36
                                                                                                             -------
         Total market value of United Common Stock to be issued (in millions).............................    $109.7
                                                                                                             =======
Common shares outstanding of Vista on June 30, 2002 (in thousands)........................................   5,350.6
Percentage to be exchanged for cash.......................................................................        25%
                                                                                                             -------
         Vista common shares to be exchanged for cash (in thousands)......................................   1,337.7
Cash price per share of Vista Common Stock................................................................    $28.36
                                                                                                             -------
         Total cash to be distributed to Vista shareholders (in millions).................................     $37.9
                                                                                                             =======
Total Purchase Price of Vista (in millions)...............................................................    $147.6
                                                                                                             =======

NOTE C. TRANSACTION COSTS AND INTEGRATION EXPENSES

         United's management has identified approximately $4.8 million of after-tax costs related to professional fees, severance, lease termination costs, fixed asset write-offs and other restructuring charges associated with the Merger. These charges will be included as part of the allocation of the purchase price of Vista. Of the $4.8 million of transaction costs, approximately $2.6 million was recorded by Vista while the remaining $2.2 million was recorded by United.

         The estimated after-tax transaction and restructuring costs expected to be incurred are as follows:


                                                                                            Income
                                                                             Pretax          Taxes         After-Tax
                                                                              Cost          Expense           Cost
                                                                              ----          -------           ----
(In millions)
Professional fees....................................................         $2.3           $ -              $2.3
Severance............................................................          2.9            (1.2)            1.7
Lease termination costs..............................................          0.8            (0.3)            0.5
Fixed asset write-offs...............................................          0.2            (0.1)            0.1
Other restructuring costs............................................          0.3            (0.1)            0.2
                                                                              ----           -----            ----
         Total transaction and restructuring costs...................         $6.5           $(1.7)           $4.8
                                                                              ====           =====            ====

         In addition to the above transaction and restructuring costs, United incurred integration expenses of $0.8 million before taxes ($0.5 million after taxes) during the second quarter of 2002 and $1.0 million ($0.6 million after taxes) during the third quarter of 2002. These expenses are reflected in United's results of operations in the applicable period.

NOTE D. ALLOCATION OF PURCHASE PRICE

         The purchase price of Vista has been allocated as described in the table below:

(In millions)
Net assets applicable to Vista's Common Stock as of June 30, 2002.........................................    $ 65.9
Total transaction costs incurred in connection with the Merger*...........................................      (4.8)
Estimated adjustments to reflect net assets acquired at fair value as of August 21, 2002:
         Investment securities*...........................................................................       0.2
         Borrowings*......................................................................................      (0.5)
         Benefit plans*...................................................................................      (1.2)
         Core deposit intangible*.........................................................................       8.7
Elimination of Vista's existing core deposit intangible...................................................      (0.2)
                                                                                                              ------
              Total allocation of purchase price..........................................................      68.1
Goodwill due to the Merger................................................................................      79.5
                                                                                                              ------
         Total purchase price.............................................................................    $147.6
                                                                                                              ======

* Net of applicable income tax effects.

NOTE E. FAIR VALUE ADJUSTMENT TO SECURITES PORTFOLIO

(In millions)
Net unrealized gains on Vista's available for sale securities as of August 21, 2002.................. $ 5.6
Elimination of net unrealized gains on Vista's available for sale securities as of June 30, 2002.............................................................................  (4.4)
                                                                                                      -----
             Net pretax adjustment to Vista's available for sale securities.......................... $ 1.2
                                                                                                      =====

NOTE F. TOTAL GOODWILL DUE TO MERGER

(In millions)
Total purchase price.................................................................................  $147.6
Total transaction costs incurred in connection with the Merger*......................................     4.8
Total common stockholders' equity of Vista as of June 30, 2002.......................................   (65.9)
Adjustments to reflect Vista's net assets at fair value as of August 21, 2002:
         Investment securities*......................................................................    (0.2)
         Borrowings*.................................................................................     0.5
         Benefit plans*..............................................................................     1.2
         Core deposit intangible*....................................................................    (8.7)
Vista core deposit intangible........................................................................     0.2
                                                                                                       ------
         Total goodwill due to Merger................................................................  $ 79.5
                                                                                                       ======


* Net of applicable income tax effects. Of the $4.8 million of transaction costs, approximately $2.6 million was recorded by Vista while the remaining $2.2 was recorded by United.

NOTE G. OTHER ASSETS

         Adjustments to other assets are as follows:

(In millions)
Deferred Tax Asset
     Deferred tax liability from core deposit intangible............................................. $(6.0)
     Deferred tax liability from fair value adjustment to investment securities......................  (1.0)
     Deferred tax asset from fair value adjustment to borrowings.....................................   0.3
     Deferred tax asset from fair value adjustment to benefit plans..................................   0.8
     Reversal of Vista deferred tax liability from core deposit intangibles..........................   0.1
                                                                                                      -----
         Total reduction in net deferred tax asset...................................................  (5.8)
Core deposit intangible due to Merger, gross of income tax effects...................................  14.7
Vista's existing core deposit intangible, gross of income tax effects................................  (0.3)
                                                                                                      -----
         Total adjustments to other assets........................................................... $ 8.6
                                                                                                      =====

The core deposit intangible of $8.7 million (net of applicable income tax effects) will be amortized over the estimated period of benefit (10 years) on a straight-line basis.

NOTE H. STOCKHOLDERS' EQUITY

         The purchase price of $147.6 million was reduced by Vista's common stockholders' equity of $65.9 million. In the Merger, United issued 4,695,184 shares of United Common Stock, representing 75% of 1.17 times 5,350,637 (i.e., the number of Vista common shares outstanding as of June 30, 2002). The five-day average price of United's Common Stock was $23.36; total par value of the new common stock of United was $5.9 million. The remaining $103.8 million represents additional paid-in capital.

         Adjustments to stockholders' equity are as follows:



                                                                                           Vista
                                                                          Purchase         Common
                                                                            Price          Equity         Adjustment
                                                                            -----          ------         -----------
(In millions)
Common stock.........................................................      $   5.9          $ (2.7)         $  3.2
Additional paid-in capital...........................................        103.8           (37.3)           66.5
Retained earnings....................................................          -             (24.3)          (24.3)
Treasury stock.......................................................          -               1.6             1.6
Accumulated other comprehensive income...............................          -              (3.2)           (3.2)
                                                                            ------          ------          ------
         Total stockholders' equity..................................       $109.7          $(65.9)         $ 43.8
                                                                            ======          ======          ======


NOTE I. PURCHASE ACCOUNTING ADJUSTMENTS

         Adjustments are made to reflect the recording of intangibles, as well as to eliminate any intangible balances previously recorded by Vista in accordance with the purchase method of accounting. Purchase accounting adjustments are recorded on a gross basis with related adjustments to United's net deferred tax asset as follows:


                                                                            Net of                       Impact on
                                                                          Applicable                     Six Months
                                                                            Income                          2002
                                                                             Taxes          Gross          Income
                                                                             -----          -----          ------
                                                                               Debit (Credit)
(in millions)
Adjustments to reflect Vista's net assets at fair value as of
    August 21, 2002:
       Investment securities*........................................        $ 0.2          $ 1.2            $(0.3)
       Borrowings**..................................................         (0.5)          (0.8)             0.2
       Benefit plans.................................................         (1.2)          (2.0)             -
       Core deposit intangible***....................................          8.7           14.7             (0.7)
Core deposit intangible of Vista.....................................         (0.2)          (0.3)             0.1
Goodwill due to the Merger...........................................         79.5           79.5              -
                                                                             -----          -----            -----
                                                                              86.5           92.3             (0.7)
Adjustment to United net deferred tax asset related to purchase
    accounting adjustments..........................................            -            (5.8)            (0.3)
                                                                             -----          -----            -----
         Total.......................................................        $86.5          $86.5            $(0.4)
                                                                             =====          =====            =====

  * Net unrealized pretax gains of $5.6 million on Vista's securities available for sale are amortized over the remaining life of the securities.

 ** Net unrealized write-up of $0.8 million on Vista's borrowings is amortized over the remaining life of the borrowings.

*** The core deposit intangible due to the Merger is amortized on a straight-line basis over a 10-year period.

         The purchase accounting adjustments which impact non-interest expense for the six-months 2002 includes the following:

         (In millions)
         Integration costs in the third quarter of 2002.................... $ 1.0
         Amortization of core deposit intangible...........................   0.7
         Core deposit intangible of Vista..................................  (0.1)
                                                                            -----
                 Impact to non-interest expense for the six months 2002.... $ 1.6
                                                                            =====

         The incremental effect on net income of the total purchase accounting adjustments is estimated to be a net after-tax expense of approximately $1.0 million for the first 12-month period subsequent to the Merger.

NOTE J. OTHER BORROWINGS

         Additional funds were required by United due to the Merger. On December 18, 2001, United issued $30 million in floating rate Capital Trust Preferred Securities in advance of the Merger and used the proceeds to reduce its other borrowings. United expects to increase its other borrowings to provide the $42.7 million of funds required by the Merger. An interest rate assumption of 6.50% has been used in the pro forma condensed combined statement of income, which results in $2.8 million in additional interest expense on an annual basis ($1.6 million after applicable income taxes) or $1.4 million ($0.8 million after applicable income taxes) for a six-month period.

         A summary of the funds required by the Merger is as follows:

(In millions)
Total cash to be distributed to Vista shareholders........................  $37.9
Total after-tax transaction costs.........................................    4.8
                                                                            -----
         Total funds required due to Merger...............................  $42.7

Estimated amounts allocated to borrowings assumed in acquisition,
     gross of income tax effects..........................................    0.8
                                                                            -----
                                                                            $43.5
                                                                            =====

The impact on interest expense for the six-month period amounts to approximately $1.2 million, which includes the additional interest expense of $1.4 million resulting from the $42.7 million of funds required by the Merger at an assumed interest rate of 6.50%. This is offset in part by the $0.2 million of amortization resulting from the fair value adjustment of Vista's borrowings, as indicated in Note I.

NOTE K. BENEFIT PLANS


(In millions)
   Estimated amounts allocated to benefit plans assumed in acquisition, gross of income tax effects............................................ $2.0
                                                                             ====